Exhibit 5.1

DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612-2350
www.dlapiper.com

T 919.786.2000
F 919.786.2200

________, 20__

Board of Directors

Dividend Capital Total Realty Trust Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Re: Registration Statement on Form S-11 (File No. 333-                    )

Ladies and Gentlemen:

We serve as counsel to Dividend Capital Total Realty Trust Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the sale and issuance by the Company of up to $2,000,000,000 of shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (“Common Stock”), pursuant to the Registration Statement on Form S-11 (No. 333-            ) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”). This opinion (the “Letter”) is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the Act;

2. The Company’s Fifth Articles of Amendment and Restatement and Form of Articles Supplementary thereto (collectively the “Charter”), each as filed as an exhibit to the Registration Statement and as will be filed by the Company with the SDAT prior to the issuance of any Shares registered under the Registration Statement;

3. The Company’s Second Amended and Restated Bylaws, as filed as an exhibit to the Registration Statement and certified as of the date hereof by an officer of the Company;

4. Resolutions (the “Board Resolutions”) adopted by the Board of Directors of the Company (the “Board”), relating to the registration, sale and issuance of the Shares, certified as of the date hereof by an officer of the Company;

5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date; and

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6. A certificate executed by Guy M. Arnold, President of the Company, dated as of the date hereof.

In expressing the opinions set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.

4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5. The final versions of all Documents reviewed by us in draft form will conform to such drafts in all respects material to the opinions expressed herein.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The Shares have been duly authorized and, upon delivery of the Shares in the manner contemplated by the Resolutions, the Charter and the Registration Statement, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinions expressed herein are subject to the effect of judicial decisions that may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this Letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

This Letter is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

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We hereby consent to the filing of this Letter as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,